Exhibit 99.1
United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(73,593,758)
Realized Trading Gain (Loss) on Swaps	(33,546,049)
Unrealized Gain (Loss) on Market Value of Futures	78,475,105
Unrealized Gain (Loss) on Market Value of Swaps	34,853,040
Dividend Income	4,778
Interest Income	12,900
ETF Transaction Fees	5,000
Total Income (Loss)	$6,211,016

Expenses
Investment Advisory Fee	$646,278
Brokerage Commissions	351,491
Tax Reporting Fees	140,430
NYMEX License Fee	25,925
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	12,311
SEC & FINRA Registration Expense	9,610
Prepaid Insurance Expense	8,108
Legal Fees	3,909
Total Expenses	$1,211,651
Net Income (Loss)	$4,999,365

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/11	$1,336,880,560
Additions (6,000,000 Units)	52,736,304
Withdrawals (2,400,000 Units)	(20,866,560)
Net Income (Loss)	4,999,365

Net Asset Value End of Period	$1,373,749,669
Net Asset Value Per Unit (152,197,828 Units)	$9.03

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502